EXHIBIT 16.1

Porter  Keadle  Moore,  L L P

August 24, 2009

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Woodstock Financial Group, Inc. (the “Company”) which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated August 25, 2009. We agree with the statements concerning our firm in such Form 8-K.

Sincerely,

Porter Keadle Moore, LLP

Certified Public Accountants

Suite 1800 y 235 Peachtree Street NE y Atlanta, Georgia 30303 y Phone 404-588-4200  y Fax 404-588-4222  y www.pkm.com